AMENDMENT TO RECONSTITUTED SERVICING AGREEMENT

THIS AMENDMENT TO RECONSTITUTED SERVICING AGREEMENT is dated as of December 3, 2007 (herein referred to as this “Amendment”) and is made by and among HSBC BANK USA, NATIONAL ASSOCIATION, as seller (the “Seller”), HSI ASSET SECURITIZATION CORPORATION, as depositor (the “Depositor”), WELLS FARGO BANK, N.A., as servicer, (the “Servicer”), CITIMORTGAGE, INC., as master servicer, (the “Master Servicer”) and is acknowledged by DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

URECITALSU

WHEREAS, the Seller, the Depositor, the Servicer, the Master Servicer and the Trustee entered into a Reconstituted Servicing Agreement dated as of May 1, 2007 (the “Agreement”), pursuant to which the Servicer agreed to continue to service certain Mortgage Loans in accordance with the terms thereof.

NOW, THEREFORE, in consideration of the preceding premises and assumptions and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Depositor, the Servicer, the Master Servicer and the Trustee agree, effective as of September 1, 2007, as follows:

Section 1.	Definitions. All capitalized terms used in this Amendment which are not specifically defined herein shall have the meanings assigned to them in the Agreement.

Section 2.	Amendments to AgreementU.

(a)	The first paragraph of the Recitals shall be amended and restated in its entirety to read as follows:

WHEREAS, the Seller has conveyed certain mortgage loans listed on Schedule 1 attached hereto (including those certain mortgage loans, the servicing of which was transferred from American Home Mortgage Servicing, Inc. to the Servicer on September 1, 2007) (the “Mortgage Loans”) to the Depositor, which in turn has conveyed the Mortgage Loans to the Trustee, pursuant to a pooling and servicing agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), attached as Exhibit B hereto, among the Trustee, Citibank, N.A., as securities administrator (the “Securities Administrator”), the Master Servicer, the Depositor and Wells Fargo Bank, N.A., as the custodian;

Section 3.
Agreement to Remain in Full Force and EffectU. Except as modified and amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

Section 4.
Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed an original, and such counterparts shall constitute one and the same instrument.

Section 5.
Governing Law. This Amendment shall be constructed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Seller, the Depositor, the Servicer, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION,
as Seller

By:     /s/ Andrea Lenox
Name: Andrea Lenox
Title: Officer #16487

HSI ASSET SECURITIZATION CORPORATION,
as Depositor

By:     /s/ Andrea Lenox
Name: Andrea Lenox
Title: Vice President

WELLS FARGO BANK, N.A.,
as Servicer

By:     /s/ Laurie McGoogan
Name: Laurie McGoogan
Title: Vice President

CITIMORTGAGE, INC.,
as Master Servicer

By:     /s/ Tommy R. Harris
Name: Tommy R. Harris
Title: Sr. Vice President

Acknowledged:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee and not individually

By:     /s/ Manuel Rivas
Name: Manuel Rivas
Title: Authorized Signer

Schedule 1

	LOAN ID		LOAN ID		LOAN ID		LOAN ID		LOAN ID		LOAN ID		LOAN ID
1	1235889	52	2350061085070	103	91666693	154	1654476	205	1686876	256	1699232	308	1719752
2	1050061016270	53	2360061028840	104	91666727	155	1654532	206	1687013	257	1699483	309	1719927
3	2010061036659	54	90483546	105	91670299	156	1654593	207	1687114	258	1699598	310	1720438
4	2010061039417	55	91079038	106	91684274	157	1654796	208	1687286	259	1699631	311	1720475
5	2010061039696	56	91237032	107	91686576	158	1657077	209	1687515	260	1699731	312	1721056
6	2010061126450	57	91247510	108	91690214	159	1657641	210	1688177	261	1700183	313	1721618
7	2020061037113	58	91292409	109	91694521	160	1660391	211	1688233	262	1700328	314	1722589
8	2020061038613	59	91373472	110	91698845	161	1660685	212	1688266	263	1700842	315	1723004
9	2020061047750	60	91381046	111	91703447	162	1662500	213	1689391	264	1701035	316	1723180
10	2020061048330	61	91452565	112	91709774	163	1663472	214	1689838	265	1701360	317	1724068
11	2030061018840	62	91480897	113	91720987	164	1664351	215	1689991	266	1701508	318	1724703
12	2030061121430	63	91495341	114	91729442	165	1665208	216	1690136	267	1701874	319	1725350
13	2050061032541	64	91508176	115	91730408	166	1665516	217	1690150	268	1702561	320	1734890
14	2050061036944	65	91515551	116	91741678	167	1666393	218	1690347	269	1702998
15	2050061039880	66	91520411	117	91749606	168	1667465	219	1690427	270	1703118
16	2050061040900	67	91535799	118	91760751	169	1667956	220	1691014	271	1703437
17	2050061042630	68	91536441	119	91760991	170	1668908	221	1692134	272	1703482
18	2060060930556	69	91546671	120	91784413	171	1669220	222	1692199	273	1703565
19	2060061038352	70	91548594	121	91793067	172	1669288	223	1692401	274	1703892
20	2060061143977	71	91562405	122	203246160	173	1670561	224	1692538	275	1705167
21	2070061035685	72	91565218	123	203247564	174	1671950	225	1692725	276	1705248
22	2070061040172	73	91581637	124	700315526	175	1672414	226	1693251	277	1705312
23	2070061140851	74	91582007	125	700326481	176	1673150	227	1693257	278	1706029
24	2090061033468	75	91582627	126	700333545	177	1674608	228	1694750	279	1706066
25	2090061033647	76	91585356	127	750552671	178	1675298	229	1695042	280	1706622
26	2200061035367	77	91587063	128	750562894	179	1677662	230	1695547	281	1706677
27	2200061099310	78	91588913	129	1565416	180	1678035	231	1695616	282	1707261
28	2200061104790	79	91588921	130	1595219	181	1678723	232	1695719	283	1707781
29	2220061031140	80	91593137	131	1595985	182	1679157	233	1696265	284	1707887
30	2220061033490	81	91593723	132	1596076	183	1679275	234	1696382	285	1708015
31	2230060937950	82	91595603	133	1610236	184	1679839	235	1696484	286	1708566
32	2230061039530	83	91601930	134	1623456	185	1680102	236	1697174	287	1708738
33	2250061034007	84	91607002	135	1627878	186	1680606	237	1697179	288	1708979
34	2250061069350	85	91610709	136	1628351	187	1680630	238	1697369	289	1709231
35	2260061016150	86	91619973	137	1631936	188	1680777	239	1697399	290	1709283
36	2260061017130	87	91624064	138	1633722	189	1681507	240	1697407	291	1710001
37	2280061037638	88	91624536	139	1636428	190	1681642	241	1697435	292	1710442
38	2280061038156	89	91626226	140	1636761	191	1681692	242	1697441	293	1710631
39	2280061045180	90	91627349	141	1641130	192	1681791	243	1697518	294	1710992
40	2280061045490	91	91628776	142	1641520	193	1681960	244	1697543	295	1711458
41	2280061148300	92	91629600	143	1642314	194	1681961	245	1697551	296	1711757
42	2290061012610	93	91631465	144	1645572	195	1681963	246	1697554	297	1712549
43	2290061036491	94	91635979	145	1647954	196	1684167	247	1697587	298	1712570
44	2290061038187	95	91636415	146	1649413	197	1684434	248	1697607	299	1712899
45	2320061036294	96	91646810	147	1649612	198	1684543	249	1697953	300	1714452
46	2320061037169	97	91646919	148	1650013	199	1685070	250	1698117	301	1716904
47	2350060978130	98	91647768	149	1651117	200	1685118	251	1698283	302	1716961
48	2350061082360	99	91650259	150	1651207	201	1685267	252	1698437	303	1717732
49	2350061083330	100	91660688	151	1652192	202	1685691	253	1698849	304	1718128
50	2350061083350	101	91664441	152	1652471	203	1686090	254	1698968	305	1718154
51	2350061084150	102	91664490	153	1653062	204	1686662	255	1698981	307	1718751